EXTENSION AND AMENDMENT AGREEMENT

         This Extension and Amendment Agreement ("Agreement") is entered into as of August 31, 2001, among CONTRAN CORPORATION ("Contran"), NATIONAL CITY LINES, INC. ("NCL"), and U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank").

                                    RECITALS

         A. Contran, NCL (collectively, the "Contran Companies"), and U.S. Bank are parties to a loan agreement dated as of September 3, 1998 (the "1998 Loan Agreement"), and certain related note, guaranty, and pledge agreements (the "1998 Loan Documents").

         B. Capitalized terms used in this Agreement that are not defined herein have the meaning assigned to those terms in the 1998 Loan Agreement.

         C. The parties desire to extend the Expiry Date of the revolving credit facility extended by U.S. Bank pursuant to the 1998 Loan Documents for an additional 364 days (to August 29, 2002).

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contran Companies and U.S. Bank agree as follows:

                                    AGREEMENT

         1. Each Contran Company represents and warrants to U.S. Bank that: (a) it is in good standing under the laws of the state of its formation, (b) it has been authorized to execute and perform its obligations under this Agreement and the 1998 Loan Documents (as modified by this Agreement), (c) the individual executing this Agreement on its behalf has been duly authorized to take such action, (d) the 1998 Loan Documents (as amended by this Agreement) are enforceable against it in accordance with their respective terms, subject only to the effect of insolvency and other similar laws affecting the rights and remedies of creditors generally, general principles of equity whether applied by a court of law or equity, and generally applicable rules of law, (e) all financial information previously provided to U.S. Bank presents fairly its financial position as of the date of such financial information and the results of its operations and changes in financial position for the period in question,
(f) the representations and warranties made to U. S. Bank in the 1998 Loan Documents continue to be true and correct in all material respects, and (g) the Contran Companies are not in default in any material respect under the 1998 Loan Documents as of the date of this Agreement.

         2. U.S. Bank hereby extends the Expiry Date, and therefore its commitment to make Advances to the Contran Companies on the terms and conditions of the 1998 Loan Documents, to August 29, 2002.

         3. Contran and NCL hereby acknowledge and reaffirm their agreements to pay the Obligations in accordance with the terms of the Note and the Guaranty, respectively.

         4. This Agreement will become effective only when each of the Contran Companies and U.S. Bank has signed it and has sent a copy of the signed document to the other parties to this Agreement (which may be accomplished by facsimile transmission). Each party to this Agreement will deliver manually signed counterparts of this Agreement to the other.

         5. Except as specified in paragraph 2 of this Agreement, all of the terms and conditions of the 1998 Loan Agreement and the 1998 Loan Documents remain in full force and effect.

         6. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

U.S. BANK NATIONAL ASSOCIATION                  CONTRAN CORPORATION



By:                                             By:
    -----------------------------                   ----------------------------
    Janice T. Thede                                 Bobby D. O'Brien
    Vice President                                  Vice President and Treasurer



                                                NATIONAL CITY LINES, INC.


                                                By:
                                                    ----------------------------
                                                    Bobby D. O'Brien
                                                    Vice President and Treasurer